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                                                                    EXHIBIT 99.2



April 1, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

Our auditors, Arthur Andersen LLP, have represented to us in a letter dated March 29, 2002 that their audits of the consolidated financial statements included in Item 8, part II of this Annual Report on Form 10-K were subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, and availability of national office consultation to conduct the relevant portions of the audit.

                                       By /s/ Erin D. Pickens
                                         ---------------------------------------
                                         Erin D. Pickens
                                         Executive Vice President and
                                         Chief Financial Officer